Exhibit 10.8

CYRUSONE

2013 SHORT TERM INCENTIVE PLAN

(As adopted effective as of November 15, 2012)

CYRUSONE

2013 SHORT TERM INCENTIVE PLAN

(As adopted effective as of [November 15], 2012)

1. Introduction to Plan.

1.1 Name and Sponsor of Plan. The name of this Plan is the CyrusOne 2013 Short Term Incentive Plan, and its sponsor is CyrusOne.

1.2 Purposes of Plan. The purposes of this Plan are (i) to further the growth of the Company by offering Key Employees of the Company competitive incentive compensation related to annual company and individual performance goals and (ii) to aid the Company in attracting and retaining Key Employees of outstanding abilities.

1.3 Effective Date and Duration of Plan.

(a) The Plan is effective as of the Effective Date.

(b) The Plan shall remain in effect thereafter until the date on which the Plan is terminated in accordance with section 13 hereof. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.

2. General Definitions. For all purposes of the Plan and in addition to other definitions of terms that are contained in other sections of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.

2.1 “Board” means the Board of Directors of CyrusOne.

2.2 “CEO” means, as of any point in time, the person then designated by CyrusOne as its Chief Executive Officer.

2.3 “Change in Control” means the occurrence of any of the events described in subsection 10.2 hereof.

2.4 “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.

2.5 “Committee” means the committee appointed to administer the Plan under the provisions of subsection 3.1 hereof.

2.6 “Company” means, collectively, (i) CyrusOne, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) that includes CyrusOne, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CyrusOne.

2.7 “CyrusOne” means CyrusOne, Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to CyrusOne, Inc. that results from a merger or similar transaction).

2.8 “CyrusOne Tax Year” means any tax year of CyrusOne for Federal income tax purposes. As of the Effective Date and until changed by CyrusOne, a CyrusOne Tax Year is a calendar year.

2.9 “Effective Date” means [November 15], 2012, the date of adoption of this Plan by the Board of Directors of Cincinnati Bell Inc.

2.10 “Key Employee” means any person who is both (i) employed and classified as an employee by the Company and (ii) an officer of the Company subject to the disclosure requirements of Section 16 of the Exchange Act.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.

2.12 “Participant” means a person who, as a Key Employee, was granted an award under the Plan.

2.13 “Plan” means this document, named the “CyrusOne 2013 Short Term Incentive Plan,” as set forth herein and as it may be amended.

3. Administration of Plan.

3.1 Committee To Administer Plan. The Plan shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan. The Committee shall in any event consist of at least three members of the Board (i) who are neither officers nor employees of the Company and (ii) who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code.

3.2 Committee’s Authority. Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority:

(a) to select, from all of the Key Employees, those Key Employees who shall participate in the Plan;

(b) to make awards to Key Employees at such times, in such forms, and in such amounts as it shall determine and to cancel, suspend, or amend any such awards;

(c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate;

(d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan;

(e) to appoint certain employees of the Company to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan); and

(f) to make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan.

Except to the extent otherwise required by applicable law, the Committee’s determinations on any matter within its authority shall be conclusive and binding on the Company, all Participants, and all other parties.

3.3 Flexibility in Granting Awards. Notwithstanding any other provision of the Plan that may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even when issued to the same Participant, and there is no obligation that the awards made with respect to any CyrusOne Tax Year must contain the same terms and conditions for all Participants or any group of Participants.

3.4 Board Approval Needed for CEO Awards. Notwithstanding the foregoing provisions of this section 3, any award set by the Committee for issuance to the Key Employee who is the CEO must be approved by the Board in order to become effective.

4. Class of Key Employees Eligible for Plan. Awards may be granted under the Plan to, and only to, Key Employees. As is indicated in section 3 hereof, the specific Key Employees to whom awards will be granted under the Plan, and who thereby will be Participants under the Plan, shall be chosen by the Committee in its sole discretion.

5. Awards.

5.1 CyrusOne Tax Year Awards. Awards may be granted under the Plan at any time while the Plan is in effect by the Committee to any Key Employee or Key Employees (with any person who, as a Key Employee, is granted an award under the Plan being referred to herein as a Participant). Any award granted under the Plan to a Participant shall be made with respect to a specific CyrusOne Tax Year (for all purposes of the Plan, the award’s “Award Year”) and shall be composed of one or more parts. The grant of any award under the Plan to a Participant with respect to any CyrusOne Tax Year shall not entitle the Participant to an award for any subsequent CyrusOne Tax Year.

5.2 Award Parts and Payment of Award Amount.

(a) As is indicated in subsection 5.1 hereof, any award granted under the Plan to a Participant shall be composed of one or more parts. Each part of an award granted under the Plan to a Participant shall be referred to herein, for all purposes of the Plan, as an “award part” and shall, subject to the following subsections of this section 5 and the provisions of section 8 hereof, provide for an amount to be paid to the Participant if and only if either Company performance goals or individual performance goals are determined to have been met in accordance with rules described in the following subsections of this section 5 and in sections 6 and 7 hereof.

(b) Further, subject to the following subsections of this section 5 and the provisions of section 7 and subsection 14.1 hereof, the total amount to be paid by reason of any award granted to a Participant under the Plan shall equal the sum of the amounts, if any, payable under each award part of the award and shall be paid in a lump sum, in cash or in equity-based awards, as determined by the Committee, to the Participant after the end of the award’s Award Year but no later than the 15th day of the third month of the CyrusOne Tax Year that next follows the award’s Award Year. Any equity-based awards granted to the Participant in payment of any award granted under the Plan shall be subject to the terms of the CyrusOne 2012 Long Term Incentive Plan (or any successor plan) and any applicable award agreement evidencing such equity-based awards. With respect to any award granted under the plan that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the equivalent value of any equity-based awards shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Award Year (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

5.3 Determination of Amount Payable under Award.

(a) Any award granted under the Plan to a Participant shall indicate a target payment amount (for all purposes of the Plan, the award’s “Target”) and assign a percent of the award’s Target to each award part of the award (with the percent of the award’s Target so assigned to any such award part being referred to herein, for all purposes of the Plan, as such award part’s “Target Share”).

(b) Subject to the other provisions of this section 5, the amount payable under an award that relates to any award part of the award shall be equal to such award part’s Target Share if certain (or a certain level) of the Company performance goals or the individual performance goals (as the case may be) applicable to the award part are determined to be met and may also specify a payment amount more or less than such Target Share if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award part are determined to be met.

5.4 Discretion To Reduce Award Amount.

(a) Notwithstanding the foregoing subsections of this section 5 and with respect to any award granted under the Plan to a Participant, the Committee (or, when the award was granted to the CEO, the Board) may, prior to any payment being made under the award and in its sole and unrestricted discretion and for any reason (including its determination of the Participant’s performance of his or her duties for the Company), reduce the amount that is otherwise payable under the award by reason of any award part of the award that determines an amount payable based on satisfaction of Company performance goals.

(b) The Committee (or, when the applicable award is granted to the CEO, the Board) may set, in the terms of an award granted under the Plan to a Participant, a limit on the reduction that can be made under this subsection 5.4 to the amount otherwise payable under the award by reason of any award part that determines an amount payable based on satisfaction of Company performance goals.

(c) Except as otherwise permitted by Section 162(m) of the Code, the discretion granted the Committee (or, if applicable, the Board) under this subsection 5.4 shall not in any manner allow it to, with respect to any award or award part that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (i) grant or provide payment in respect of any award part that determines an amount payable based on satisfaction of Company performance goals if the performance criteria identified in subsection 6.1 hereof that is used to determine the performance goals for such performance period have not been attained, (ii) increase the amount that would otherwise be payable under any award granted under the Plan by reason of any award part that determines an amount payable based on satisfaction of Company performance goals after the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (iii) increase the amount of any award part that determines an amount payable based on satisfaction of Company performance goals above the maximum amount payable under subsection 5.7 hereof.

5.5 Effect on Award Amount of Mid-Year Eligibility, Retirement, Death, Disability, or Leave of Absence. Notwithstanding the foregoing subsections of this section 5, if a situation that is described in any of the following paragraphs of this subsection 5.5 applies to a Participant to whom an award is granted under the Plan, then the amount that is payable under the award shall be deemed to be equal to the product obtained by multiplying (i) the amount that would otherwise be payable under the award based on all of the foregoing subsections of this section 5 (without regard to the provisions of this subsection 5.5) by (ii) a fraction, the numerator of which is equal to the difference between the total number of days in the award’s Award Year and the number of days that are to be excluded from such fraction’s numerator pursuant to whichever of the following paragraphs of this subsection 5.5 are applicable to the Participant and the denominator of which is the total number of days in such Award Year.

(a) If the Participant becomes a Key Employee during but after the first day of the award’s Award Year, and/or if the Participant ceases to be a Key Employee during but prior to the last day of the award’s Award Year because of his or her retirement or death, then the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is not a Key Employee. For all purposes of the Plan, a Participant’s “retirement” shall be deemed to have occurred only if the Participant ceases to be an employee of the Company after either (i) both attaining age 60 and completing at least ten years of continuous service as an employee with the Company or (ii) completing at least 30 years of continuous service as an employee with the Company.

(b) If the Participant receives disability benefits under the Company’s Sickness and Accident Disability Benefits Plan or any similar type of disability plan for more than three months of the award’s Award Year, the numerator of the fraction referred to above shall exclude the number of the days in the period of such Award Year for which disability benefits are payable to the Participant under such plan.

(c) If the Participant is on a leave of absence (approved by the Company) for more than three months of the award’s Award Year, the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is on such leave of absence.

5.6 Employment Requirements for Receipt of Award Amount. Notwithstanding the foregoing subsections of this section 5, a Participant to whom an award has been granted under the Plan shall not in any event be entitled to receive any amount by reason of the award unless he or she both:

(a) either (i) is an employee of the Company on the last day of the award’s Award Year or (ii) had his or her employment with the Company end during such Award Year because of his or her disability (for which the Participant will be entitled to receive or has received disability benefits under the Company’s Sickness and Accident Disability Benefits Plan or any similar type of disability plan), his or her retirement (as defined in subsection 5.5(a) hereof), or his or her death; and

(b) has had at least three months of active service for the Company during the award’s Award Year (not including any time the Participant was absent from active service during such Award Year by reason of any leave of absence or for any other reason, including an absence on account of disability).

5.7 Maximum Amount of Award. Notwithstanding any other provision of the Plan to the contrary, the amount payable to a Participant by reason of any award (including all of its award parts) that is granted to the Participant under the Plan with respect to any CyrusOne Tax Year shall not in any event exceed $3,000,000.

5.8 Award Agreements. Each award granted under the Plan to a Participant (and the terms of such award) may be evidenced in such manner as the Committee determines, including but not limited to written resolutions of the Committee or an agreement, notice, or similar document that is provided in any manner to the Participant.

6. Company Performance Goals.

6.1 Criteria for Company Performance Goals. To the extent the meeting of “Company performance goals” set by the Committee may be a condition to an amount being determined with respect to an award part of an award granted under the Plan, the performance goals applicable to such award shall be determined by the Committee in its discretion, provided that if such award or award part is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the Committee shall base such Company performance goals on, and only on, one or more of the following criteria applicable to the Company:

(a) free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets);

(b) operating cash flow;

(c) cash available for distribution;

(d) earnings before interest, taxes, depreciation, and amortization;

(e) earnings per share;

(f) funds from operations;

(g) adjusted funds from operations;

(h) operating efficiency;

(i) operating income;

(j) total shareholder returns;

(k) profit targets;

(l) revenue targets;

(m) profitability targets as measured by return ratios;

(n) working capital;

(o) market share (in the aggregate or by segment);

(p) portfolio and regional occupancy rates;

(q) net income;

(r) return on investment or capital;

(s) return on assets;

(t) return on equity;

(u) return on sales;

(v) return on development;

(w) level or amount of acquisitions.

6.2 Method By Which Performance Criteria Can Be Measured.

(a) Any performance criteria identified in subsection 6.1 hereof that is used to determine the Company performance goals applicable to an award part of an award granted under the Plan shall be measured or determined on the basis of the award’s Award Year, shall be set by the Committee either prior to the start of such year or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable Award Year has elapsed) and shall be criteria that will be able to be objectively determined by the Committee.

(b) Further, the Committee may provide in the terms of an award granted under the Plan that any factor used to help determine any performance criteria identified in subsection 6.1 hereof shall be taken into account only to the extent it exceeds or, conversely, is less than a certain amount. The Committee may also provide in the terms of an award granted under the Plan that, in determining whether any performance criteria identified in subsection 6.1 hereof has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:

(1) a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the award’s Award Year;

(2) a gain, loss, income, or expense that is extraordinary in nature;

(3) an impact of other specified nonrecurring events;

(4) a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;

(5) a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;

(6) an impact of impairment of tangible or intangible assets;

(7) an impact of restructuring activities, including, without limitation, reductions in force;

(8) an impact of investments or acquisitions made during the applicable Award Year;

(9) a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;

(10) retained and uninsured losses from natural catastrophes;

(11) currency fluctuations;

(12) an expense relating to the issuance of stock options and/or other stock-based compensation;

(13) an expense relating to the early retirement of debt; and/or

(14) an impact of the conversion of convertible debt securities.

Each of the adjustments described in this paragraph (b) shall be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c) In addition, any performance criteria identified in subsection 6.1 hereof, and any adjustment in the factors identified in paragraph (b) of this subsection 6.2 that are used to determine any such performance criteria, may: (i) be measured or determined for CyrusOne, for any organization other than CyrusOne that is part of the Company, for the entire Company in the aggregate, or for any group of corporations or organizations that are included in the Company; and (ii) be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly traded companies (that are selected for such comparison purposes by the Committee).

6.3 Verification That Company Performance Goals Are Met. In order for any amount to become payable under the Plan when such amount is attributable to an award part of an award granted under the Plan that required the meeting of any Company performance goals, the Committee shall and must verify that such Company performance goals have been met by the latest date by which such amount must be paid under the other provisions of the Plan.

6.4 Award Parts Intended To Constitute Performance-Based Compensation. To the extent any amount that becomes payable under an award granted under the Plan is attributable to an award part of such award the payment of which is subject solely to the achievement of Company performance goals and that otherwise meets the requirements of Section 162(m)(4)(c) of the Code and the applicable regulations thereunder, such amount is intended to constitute “qualified performance-based compensation,” within the meaning of Treasury Regulations Section 1.162-27(c) as issued under Code Section 162(m), and thereby, to be able to be deductible by the Company for Federal income tax purposes without regard to the deduction limits of Section 162(m)(1) of the Code.

7. Individual Performance Goals. To the extent the meeting of “individual performance goals” may be a condition to an amount being determined with respect to an award part of an award granted under the Plan to a Participant, the Committee may base such individual performance goals on any criteria it determines is appropriate for judging the performance of the Participant in fulfilling his or her duties for the Company. Such individual performance goals may be set at any time by the Committee, including after the end of the Award Year applicable to the award, and can be criteria that is either objectively or subjectively determinable by the Committee. When the applicable award is issued to the CEO, the Board shall have final approval as to the determination of whether the CEO has met any such individual performance goals. For the avoidance of doubt, any award part, the payment of which is subject to the meeting of individual performance goals, is not intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

8. Beneficiary Rules.

8.1 Payment to Beneficiary. Notwithstanding any of the foregoing provisions of the Plan, if a Participant is entitled to receive a payment under any award granted to him or her under the Plan by reason of the foregoing provisions of the Plan, but he or she dies before such payment is made to him or her, then such payment shall be made to the Participant’s beneficiary (as determined under the provisions of subsection 8.2 hereof) at the same time as such payment would be made if the Participant had not died. No beneficiary of a Participant shall be entitled to any amount under the Plan that is greater than the amount to which the Participant is entitled under the foregoing provisions of the Plan.

8.2 Beneficiary Designation. For purposes of the Plan, a Participant’s “beneficiary” shall mean the person(s), trust(s), and/or other entity(ies) whom or which the Participant designates as his or her beneficiary for the purposes of the Plan in any writing or form which is signed by the Participant and acceptable to the Committee, provided that such writing or form is filed with the Committee prior to the Participant’s death. The determination of a Participant’s beneficiary under the Plan shall also be subject to the following paragraphs of this subsection 8.2.

(a) If the Participant names more than one person, trust, and/or other entity as part of his or her beneficiary with respect to the Plan, each person, trust, and other entity designated as part of the Participant’s beneficiary shall be entitled to an equal share of any amount payable to the Participant’s beneficiary under any award granted under the Plan (unless the Participant otherwise designates in the writing or form by which he or she names his or her beneficiary for purposes of the Plan).

(b) The Participant may revoke or change his or her beneficiary designation by signing and filing with the Committee at any time prior to his or her death a new writing or form acceptable to the Committee.

(c) Notwithstanding the foregoing provisions of this subsection 8.2, if no beneficiary designation of the Participant has been filed with the Committee prior to his or her death, or if the Committee in good faith determines either that any beneficiary designation made by the Participant prior to his or her death is for any reason not valid or enforceable under applicable law or that there is a valid question as to the legal right of the designated beneficiary to receive the applicable payment, then the applicable payment shall be paid to the estate of the Participant (in which case none of the Company, the Committee, or any of their personnel, agents, or representatives shall have any further liability to anyone with respect to such payment).

9. Nonassignability of Awards. Except as may be required by applicable law, no award granted under the Plan or any part thereof may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by designation of a beneficiary under the provisions of section 8 hereof.

10. Provisions Upon Change in Control.

10.1 Effect of Change in Control on Awards. In the event a Change in Control occurs on or after the Effective Date, then, unless otherwise prescribed by the Committee in the terms of an applicable award, the following paragraphs of this subsection 10.1 shall apply notwithstanding any other provision of the Plan to the contrary.

(a) The amount payable under any award that was granted under the Plan with respect to the CyrusOne Tax Year that immediately precedes the CyrusOne Tax Year in which the Change in Control occurs shall, if such amount has not yet been paid (or if such amount has not been determined) by the date of the Change in Control, be paid within five business days after the date of such Change in Control (and, if the amount of such award has not yet been determined by the date of the Change in Control, its amount shall be deemed to be equal to the award’s Target).

(b) A pro rata portion of any award granted under the Plan with respect to the CyrusOne Tax Year in which the Change in Control occurs shall be paid within five business days after the date of the Change in Control, with the pro rata portion of such award being deemed to be equal to such award’s Target multiplied by a fraction, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the first day of the CyrusOne Tax Year in which the Change in Control occurs and the denominator of which shall equal the number of months in such CyrusOne Tax Year.

10.2 Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall, with respect to any award granted under the Plan, have the meaning set forth in the terms of the award (provided, however, that, except in the case of a transaction similar to the transaction described in paragraph (d) of this subsection 10.2, any such specified Change in Control shall not occur until the consummation or effectiveness of the event or transaction that is identified in the award as a Change in Control, rather than upon the announcement, commencement, shareholder approval, or other potential occurrence of the event or transaction that, if completed, would result in the Change in Control); except that, if there is no definition of a Change in Control set forth in the terms of the award, then “Change in Control” shall mean the occurrence of any one of the events described in the following paragraphs of this subsection 10.2.

(a) A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 10.2, as of any date, the term “Incumbent Director” means any individual who is a director of CyrusOne as of such date and either: (i) who was a director of CyrusOne at the beginning of the 24-consecutive-month period ending on such date; or (ii) who became a CyrusOne director subsequent to the beginning of such 24-consecutive-month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CyrusOne directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CyrusOne in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CyrusOne as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board or Cincinnati Bell Inc. or any of its affiliates shall ever be deemed to be an Incumbent Director.

(b) Any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, being or becoming “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CyrusOne representing 20% or more of the combined voting power of CyrusOne’s then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 10.2, the “CyrusOne Voting Securities”). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CyrusOne Voting Securities by the Company, (ii) the acquisition of any CyrusOne Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CyrusOne Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 10.2), (v) the acquisition of any CyrusOne Voting Securities by any entity owned, directly or indirectly, by the shareholders of CyrusOne in substantially the same proportions as their ownership of the CyrusOne Voting Securities or (vi) the acquisition of any CyrusOne Voting Securities by Cincinnati Bell Inc. or any of its affiliates.

(c) The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (for purposes of this paragraph (c), a “Sale”), that in each case requires the approval of CyrusOne’s shareholders under the law of CyrusOne’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CyrusOne in such Reorganization or Sale), unless immediately following such Reorganization or Sale:

(1) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (for purposes of this paragraph (c) and in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the “Parent Entity”), is represented by CyrusOne Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CyrusOne Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CyrusOne Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

(2) no person (other than (i) any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan or (ii) Cincinnati Bell Inc. or any of its affiliates) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

(3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction” for purposes of this subsection 10.2).

(d) The shareholders of CyrusOne approving a plan of complete liquidation or dissolution of CyrusOne unless such liquidation or dissolution is a Non-Qualifying Transaction.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the CyrusOne Voting Securities as a result of the acquisition of CyrusOne Voting Securities by CyrusOne which reduces the number of CyrusOne Voting Securities outstanding; provided that, if after such acquisition by CyrusOne such person becomes the beneficial owner of additional CyrusOne Voting Securities that increases the percentage of outstanding CyrusOne Voting Securities beneficially owned by such person, a Change in Control shall then occur.

11. Adjustments. The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

12. Withholding. The Company shall retain from the payment of any award granted under the Plan a sufficient amount of cash applicable to the award to satisfy all withholding tax obligations that apply to the payment.

13. Amendment or Termination of Plan.

13.1 Right of Board To Amend or Terminate Plan. Subject to the provisions of subsection 1.3(b) hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CyrusOne’s shareholders, adopt an amendment to the Plan which shall make any change in the Plan that is required by applicable law to be approved by CyrusOne’s shareholders in order to be effective.

13.2 Rules When Shareholder Approval for Amendment Is Required. If approval of CyrusOne’s shareholders is required to a Plan amendment pursuant to the provisions of subsection 13.1 hereof, then such approval must comply with all applicable provisions of CyrusOne’s corporate charter, bylaws and regulations and any applicable state law. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval of an amendment to the Plan.

13.3 Right of Committee to Amend Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award granted under the Plan, prospectively or retroactively; provided that, except as set forth in the Plan, unless otherwise provided by the Committee in the terms of such award, no such action shall materially impair the rights of any Participant with respect to a previously granted Plan award without the Participant’s consent.

14. Miscellaneous.

14.1 Deferrals of Award Payments. The Committee may, in its discretion and if performed in accordance with the terms and conditions of an award granted under the Plan or of any plan maintained by CyrusOne, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan. Such deferral shall not be permitted by the Committee unless such deferral terms and conditions meet all of the conditions of Section 409A of the Code.

14.2 No Right To Employment. Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

14.3 No Advance Funding of Plan Benefits. All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

14.4 Plan Benefits Generally Not Part of Compensation for Other Company Benefit Plans. Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant’s compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant’s compensation for purposes of such plan or unless applicable law otherwise requires.

14.5 Recoupment of Awards. Any written agreement containing the terms and conditions of awards made under the Plan may (i) provide for recoupment by the Company of all or any portion of an award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws or (ii) include restrictive covenants, including non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment or service by the Company or for a specified period thereafter as a condition to the Participant’s receipt or retention of all or any portion of an award. This subsection 14.5 shall not be the Company’s exclusive remedy with respect to such matters.

14.6 Section 409A.

(a) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

14.7 Applicable Law. Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Maryland.

14.8 Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

14.9 Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.